Exhibit 10.3

M/A-COM, INC.
SEVERANCE AGREEMENT

AGREEMENT entered into as of the 20th day of March, 1994 by and between M/A-COM, Inc., a Massachusetts Corporation (hereinafter referred to as the "Corporation"), and Allan L. Rayfield of 4 Crowinshield Road, Marblehead, MA 01945 (hereinafter referred to as "Executive").

The parties hereto, each in consideration of the premises and of the joinder of the other herein, hereby agree as follows:

1. This will serve to confirm our agreement (the "Agreement") relative to your employment as a senior executive (the "Executive") of M/A-COM, Inc. (the "Corporation"), employed at will by the Corporation and acting in such capacity as may be designated by the Board of Directors of the Corporation. Your current title and role will be President and Chief Executive Officer of the Corporation.

2. All services which Executive shall perform for the Corporation and its subsidiaries shall be deemed to be services covered by this Agreement.

3. If Executive shall be removed from the position of President and Chief Executive Officer of the Corporation for cause (as defined below) pursuant to the procedures of Section 51 of c. 156 B of the Massachusetts General Laws, or any successor provision, then effective upon the date of such termination or removal, Executive's Base Salary shall be prorated to the date of such removal or termination. Executive shall be entitled to vested rights under restricted stock, stock options, deferred compensation, and any other Corporate benefit plans to the extent provided in such plans or agreements. For the purpose of this Agreement, "cause" shall mean (i) commission of a material act against the Corporation involving moral turpitude or (ii) gross negligence or material willful misconduct by the Executive in the discharge of his duties hereunder.

4. If a Change of Control (as defined below) shall occur, then, beginning on the effective date of the Change of Control, Executive shall have the option, exercisable by him for a period of one (1) year from the Change of Control upon written notice to the Corporation, to terminate this Agreement, in which event the Corporation shall pay Executive, within fifteen (15) days after the effective date of termination, a sum of money equal to one (1) year's Base Salary at the Executive's then current Base Salary rate. Executive shall be entitled to vested rights under restricted stock, stock options, deferred compensation, and any other corporate benefit plans to the extent provided in such plans or agreements. The required payment shall not be offset by any services income of Executive from other sources, and Executive shall have no duty to mitigate damages.

As used in this Agreement, a "Change of Control" shall be deemed to have occurred if

(i) the Corporation shall reorganize, merge or consolidate with any corporation and the Corporation shall not be the surviving corporation (as defined below); or

(ii)     the Corporation shall sell or exchange all or substantially all of

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its assets (determined without regard to its receivables); or

(iii)     any individual, entity or group (within the meaning of Section 13
(d) (3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended) possesses (through acquisition, issuer repurchase or otherwise) beneficial ownership of shares of the Corporation's capital stock conferring upon the holder 40% or more of the power to vote for the election of directors of the Corporation, excluding any such possession by one or more employee benefit plans maintained by the Corporation and its subsidiaries and excluding any such possession arising from the holding of revocable proxies; or

(iv) persons who serve as directors of the Corporation on the date hereof (the "Incumbent Directors") shall cease for any reason to constitute at least two-thirds of the Board of Directors of the Corporation; provided that any person who becomes a director of the Corporation after the date hereof shall be deemed to be an Incumbent Director if his or her nomination for election as a director was approved by a majority vote of the Board of Directors then in office, unless such nomination was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision.

As used herein, the Corporation shall be deemed to be the "surviving corporation" following a reorganization, merger or consolidation if, following such transaction, the persons who were the beneficial owners of the Corporation's voting securities prior to the transaction beneficially own securities having a majority of the aggregate voting power represented by all outstanding securities of the Corporation or other entity resulting from such reorganization, merger or consolidation.

5. If Executive shall be removed from, or shall cease to be elected to, the position of President and Chief Executive Officer of the Corporation, with the powers and responsibilities generally pertaining to that position, except for Cause or Change of Control, then beginning on the date on which Executive shall so cease to be President and Chief Executive Officer, Executive shall have the option, exercisable by him for a period of three (3) months from such date, upon written notice to the Corporation, to terminate this Agreement, in which event the Corporation shall pay Executive, within fifteen (15) days after the effective date of termination, a sum of money equal to one (1) year's Base Salary at Executive's then current Base Salary rate. Executive shall be entitled to his vested rights under restricted stock, stock options, deferred compensation, and any other corporate benefit plans to the extent provided in such plans or agreements. The required payment shall not be offset by any services income of Executive from other sources, and Executive shall have no duty to mitigate damages.

6. If any invention, discovery, patent, formula, improvement or process is created, conceived, developed or discovered by Executive, either solely or jointly with others during the term hereof, he shall forthwith disclose the same to the Corporation and assign, grant and convey to the Corporation, and does hereby assign, grant and convey to the Corporation, any and all inventions, discoveries, patents, formulae, improvements or processes or his rights thereto. At any time, whether during the term hereof or thereafter, upon request by the Corporation, Executive will execute and deliver to the Corporation an assignment of his entire right, title, and interest in and to and under any and all such inventions, discoveries, patents, formulae, improvements, and processes, and applications for Letters Patent thereon; he

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will execute and similarly deliver application papers for Letters Patent in any and all countries for any and all such inventions, discoveries, patents, formulae, improvements, and processes as may be required by the Corporation; he will execute and similarly deliver any and all other papers and documents, including assignments, affidavits and oaths of fact within his knowledge and do such other acts as may, in the option of the Corporation, be desirable or necessary more effectually to convey or vest in the Corporation the rights, titles, benefits and privileges intended to be conveyed; he will aid and assist the Corporation, including the giving of testimony and depositions in the prosecution or defense of any interference or litigation involving any of and all said inventions, discoveries, patents, formulae, improvements and processes and applications for Letters Patent and Letters Patent therefor or reissues thereof; provided, however, that the Corporation shall pay any and all expenses incurred by Executive in connection with the services described herein.

7. Executive agrees to devote his full business time and efforts to the performance of his designated duties in furtherance of the Corporation's
business.   However, Executive may act as a director or trustee of business corporations, foundations or charities and may participate in reasonable amounts of public interest and related work. Executive acknowledges that the Corporation has rights to protect trade secrets and other confidential and proprietary information relating to its products, services, customers, processes and other aspects of its business, whether produced by it or otherwise owned by it, and acknowledges that the Corporation has not waived any of those rights in favor of Executive.

8. Executive further agrees that, during the Protected Period (as defined below), he will not compete, directly or indirectly, with the business of the Corporation. The phrase "compete, directly or indirectly, with the business of the Corporation" as used herein, shall mean engaging or having an interest, directly or indirectly, as owner, employee, partner, through stock ownership (other than less than 5% of the outstanding stock of a publicly-traded corporation), investment of capital, lending of money or property, rendering of services, or otherwise, either alone or in association with others, in the formation, funding or operation of any type of group, business or enterprise ten percent (10%) or more of the revenue of which (in the four most recent fiscal quarters) is derived from the manufacture and/or sale of products similar to those manufactured and sold by the Corporation or its subsidiaries or partnerships in which the Corporation has an interest at the time of the alleged competition or which performs similar functions to those performed by such products, or which are improvements or replacements therefor. The Protected Period shall be the period during which the Executive is employed by the Corporation plus, if the Executive's employment with the Corporation ends for Cause or breach by Executive, one (1) year after the Executive's employment so ends.

9. The parties hereto agree that the services of Executive are of a personal, special, unique and extraordinary character and cannot be replaced by the Corporation, that the violation by Executive of his agreements in Paragraphs 6, 7, and 8 may cause the Corporation irreparable harm which could not reasonably or adequately be compensated in damages in an action at law, and that his agreements in Paragraphs 6, 7, and 8, hereof, shall therefore be enforceable both at law and in equity, by injunction and otherwise. The remedies of the Corporation hereunder, and at law and in equity, shall be cumulative and not alternative, and shall not be exhausted by any one or more uses thereof.

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10.     Any notice hereunder shall be effective when mailed by REGISTERED or
CERTIFIED MAIL, postage and other charges prepaid, in the case of Executive addressed to him at 4 Crowinshield Road, Marblehead, MA 01945, or such other address as is recorded of record with the Corporation, from time to time, and in the case of the Corporation, addressed to it at 401 Edgewater Place, Suite 560, Wakefield, MA 01880-6210, Attention: Chairman of the Board of Directors, or at such other address as either of the parties shall have last designated by notice given in like manner to the other of them.

11. No provisions of this Agreement shall be modified or amended except by an instrument in writing duly executed by the parties hereto, and no custom, act, payment, favor or indulgence shall grant any additional right to Executive or be deemed a waiver by the Corporation of any of Executive's obligations hereunder or release Executive therefrom or impose any additional obligation upon the Corporation, nor shall any assent, express or implied, by the Corporation to, or waiver by the Corporation of, any breach by Executive of any term or provision hereof be deemed to be an assent or waiver by the Corporation to or of any succeeding breach of the same or any other term or provision. Every term and provision of this Agreement shall be deemed to be of the essence hereof and every breach thereof material. This Agreement is personal to and shall not be assignable by Executive, but shall inure to the benefit of the respective parties hereto and their respective heirs, successors, and assigns.

12. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law; provided, however, that if the provisions of Paragraphs 6 and 7 shall be held to be unenforceable and if Executive shall not voluntarily abide by said provisions in all respects, then this Agreement shall ipso facto terminate with the same effect as if terminated pursuant to Paragraph 3, hereof.

13. This Agreement shall be construed and enforced in all respects in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof.

WITNESS the execution hereof under seal the day and year first above written.

                              M/A-COM, Inc.

                              By: /s/  Thomas A. Vanderslice
                                        Thomas A. Vanderslice
                                        Chairman

                              By: /s/  Allan L. Rayfield
                                        Allan L. Rayfield








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